Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Colfax Corporation 401(k) Savings Plan Plus
Annapolis Junction, Maryland

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-173883) of Colfax Corporation of our report dated June 24, 2020, relating to the financial statements and supplemental schedule of the Colfax Corporation 401(k) Savings Plan Plus which appear in this Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP
Charlotte, North Carolina

June 24, 2020